EXHIBIT 99.1
Yext Secures $200 Million Debt Facility from BlackRock to Accelerate Growth and Strategic Opportunities
Announces Updated First Quarter Fiscal 2026 Guidance Expectation

NEW YORK -- (BUSINESS WIRE) -- May 21, 2025 -- Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced that it has closed a $200 million senior secured term loan facility with funds and accounts managed by BlackRock, providing the company with enhanced flexibility to support its growth initiatives and strategic objectives.

Proceeds of the facility will be used to support growth initiatives and pursue strategic acquisitions. This transaction replaces Yext’s revolving credit facility with Silicon Valley Bank, which was set to expire at the end of 2025.

By proactively refinancing, Yext has increased its access to capital while taking advantage of favorable market conditions to optimize its debt structure. The facility provides additional flexibility to execute on the company’s long-term strategy while maintaining a disciplined approach to leverage.”

“This financing reflects the strength of Yext’s business and the scale of opportunity ahead,” said Michael Walrath, CEO and Chair of the Board at Yext. “With BlackRock’s support, we’re sharpening our focus on disciplined growth, investing in the products, partnerships, and strategic moves that will expand our leadership in digital presence management. This facility strengthens our balance sheet and gives us the flexibility to act decisively as opportunities arise.”

First Quarter Fiscal Year 2026 Outlook
Today, Yext updated its financial outlook and now expects its results for the fiscal 2026 first quarter ended April 30, 2025 to be above its previously stated guidance ranges as provided in its quarterly shareholder letter dated March 5, 2025.

For more information, visit the Yext Investor Relations page: http://investors.yext.com.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator. To learn more about Yext, visit Yext.com or find us on LinkedIn and X.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects and benefits, of the new credit facility,Yext’s ability to effectively use the capital provided by the new credit facility to execute on its long-term strategy, and Yext’s expected first quarter financial performance to be reported. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations
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Public Relations
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